EXHIBIT 4.0

                                HEICO CORPORATION

                                       and

                                  SUNTRUST BANK

                                  Rights Agent

                                Rights Agreement

                          Dated as of November 2, 2003

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                                TABLE OF CONTENTS

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PAGE
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Section 1.    Certain Definitions                                                                 1

Section 2.    Appointment of Rights Agent                                                         5

Section 3.    Issue of Right Certificates                                                         5

Section 4.    Form of Right Certificates.                                                         5

Section 5.    Countersignature and Registration                                                   7

Section 6.    Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated,
              Destroyed, Lost or Stolen Right Certificates.                                       7

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of Rights                       8

Section 8.    Cancellation and Destruction of Right Certificates.                                 9

Section 9.    Status and Availability of Preferred Shares                                         9

Section 10.   Preferred Shares Record Date.                                                       9

Section 11.   Adjustment of Purchase Price, Number of Shares or Number of Rights.                10

Section 12.   Certificate of Adjustment                                                          16

Section 13.   Consolidation, Merger or Sale or Transfer of Assets or Earning Power.              16

Section 14.   Fractional Rights and Fractional Shares                                            17

Section 15.   Rights of Action.                                                                  18

Section 16.   Agreement of Right Holders.                                                        18

Section 17.   Right Certificate Holder Not Deemed a Stockholder                                  18

Section 18.   Concerning the Rights Agent                                                        19

Section 19.   Merger or Consolidation or Change of Name of Rights Agent                          19

Section 20.   Duties of Rights Agent.                                                            19

Section 21.   Change of Rights Agent.                                                            21

Section 22.   Issuance of New Right Certificates.                                                21
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
Section 23.   Redemption.                                                                        21

Section 24.   Exchange.                                                                          22

Section 25.   Notice of Certain Events.                                                          23

Section 26.   Notices                                                                            24

Section 27.   Supplements and Amendments.                                                        25

Section 28.   Successors.                                                                        25

Section 29.   Benefits of this Agreement.                                                        25

Section 30.   Severability.                                                                      25

Section 31.   Governing Law                                                                      25

Section 32.   Counterparts.                                                                      25

Section 33.   Descriptive Headings.                                                              25

Section 34.   Administration.                                                                    25

Exhibit A     Articles of Amendment of Heico Corporation                                        A-1

Exhibit B     Form of Series B Preferred Stock Right Certificate                                B-1

Exhibit C     Summary of Rights to Purchase Series B Preferred Stock.                           C-1

Exhibit D     Form of Series C Preferred Stock Right Certificate                                D-1

Exhibit E     Summary of Rights to Purchase Series C Preferred Stock.                           E-1
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                                       ii
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                                RIGHTS AGREEMENT

Agreement, dated as of November 2, 2003 between HEICO Corporation, a Florida corporation (the "Company"), and SunTrust Bank, a Georgia banking corporation (the "Rights Agent").

The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Common Stock Right") for each share of Common Stock, par value $0.01 per share, of the Company (a "Common Share") outstanding at the Close of Business on November 2, 2003 (the "Common Stock Record Date") and has authorized the issuance of one Right with respect to each additional Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are defined in Sections 1, 3 and 7 hereof), each Common Stock Right representing the right to purchase one one-hundredth (1/100) of a Series B Preferred Share, as hereinafter defined, or such different amount and/or kind of securities as shall be hereinafter provided.

The Board of Directors of the Company has authorized and declared a dividend of one preferred share purchase right (a "Class A Common Stock Right") for each share of Class A Common Stock, par value $0.01 per share, of the Company (a "Class A Common Share") outstanding at the Close of Business on November 2, 2003 (the "Class A Common Stock Record Date") and has authorized the issuance of one Right with respect to each additional Class A Common Share that shall become outstanding between the Record Date and the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are defined in Sections 1, 3 and 7 hereof), each Common Stock Right representing the right to purchase one one-hundredth (1/100) of a Series C Preferred Share, as hereinafter defined, or such different amount and/or kind of securities as shall be hereinafter provided.

A Common Stock Right and a Class A Common Stock Right are sometimes hereinafter collectively referred to as a "Right" and the Common Stock Record Date and the Class A Common Stock Record Date are sometimes hereinafter collectively referred to as the "Record Date".

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms have the meanings indicated:

"Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15%, or more of the Common Shares and/or Class A Common Shares of the Company then outstanding but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or (iv) any entity holding Common Shares and/or Class A Common Shares for or pursuant to the terms of any such employee benefit plan. Notwithstanding the foregoing, (1) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares and/or Class A Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares and/or Class A Common Shares of the Company then outstanding; PROVIDED, HOWEVER, that if a Person shall so become the Beneficial Owner of 15% or more of the Common Shares and/or Class A Common Shares of

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the Company then outstanding by reason of an acquisition of Common Shares and/or
Class A Common Shares by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of an additional 1% of the outstanding Common Shares and/or Class A Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person"; (2) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares and/or Class A Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to have become an "Acquiring Person" for any purposes of this Agreement;
(3) no Person beneficially owning (together with such Person's Affiliates and Associates) 15% or more of the Common Shares and/or Class A Common Shares as of the Record Date (an "Original 15% Shareholder") and no Affiliate or Associate of any such Original 15% Shareholder shall be an Acquiring Person; PROVIDED, HOWEVER, that if such Person shall subsequently become the Beneficial Owner of an additional 1% of the outstanding Common Shares and/or Class A Common Shares of the Company as a result of an acquisition of Common Shares and/or Class A Common Shares which is not approved by a majority of the Company's Disinterested Directors then in office, then such Person shall be deemed to be an "Acquiring Person"; (4) no Person shall become an "Acquiring Person" as the result of either an acquisition of Common Shares and/or Class A Common Shares or the grant of options exercisable for Common Shares and/or Class A Common Shares (and subsequent exercise of those options) which has been approved by the majority of the Company's Disinterested Directors then in office; PROVIDED, HOWEVER, that if such Person shall subsequently become the Beneficial Owner of an additional 1% of the outstanding Common Shares and/or Class A Common Shares of the Company as a result of an acquisition of Common Shares and/or Class A Common Shares which is not approved by a majority of the Company's Disinterested Directors then in office, then such Person shall be deemed to be an "Acquiring Person"; and (5) no Person shall become an "Acquiring Person" as a result of an acquisition of Common Shares and/or Class A Common Shares in a stock acquisition of or a tender or exchange offer for all of the Company's Common Shares and/or Class A Common Shares pursuant to a definitive agreement by which such Person (absent the provisions of this subparagraph (5)) would become an Acquiring Person and which has been approved by a majority of the Company's Disinterested Directors then in office prior to the execution of the definitive agreement providing for the acquisition or the public announcement of the offer, as the case may be.

"Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

        (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

        (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; PROVIDED, HOWEVER, that a Person shall not be deemed to be the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer

                                       -2-
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made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; PROVIDED, HOWEVER, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

        (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), written or otherwise, for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to section (B) of the immediately preceding paragraph (ii)) or disposing of any securities of the Company.

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

"Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Florida are authorized or obligated by law or executive order to close.

"Class A Common Shares" when used with reference to the Company shall mean the shares of Class A common stock, par value $0.01 per share, of the Company.

"Close of Business" on any given date shall mean 5:00 P.M., Miami, Florida, on such date; PROVIDED, HOWEVER, that if such date is not a Business Day it shall mean 5:00 P.M., Miami, Florida, on the next succeeding Business Day.

"Common Shares" when used with reference to the Company shall mean the shares of common stock, par value $0.01 per share, of the Company. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

"common stock equivalents" shall have the meaning set forth in Section 11(a)(iii)(B)(3) hereof.

"Current Value" shall have the meaning set forth in Section 11(a)(iii)(A)(1) hereof.

"Disinterested Director" shall mean any member of the Company's Board of Directors who is not (i) an employee of the Company or any of its subsidiaries,
(ii) an Acquiring Person or an Affiliate or Associate of any such Person or a representative or nominee of an Acquiring Person or any such Affiliate or Associate or (iii) a Person seeking approval to acquire Common Shares and/or Class A Common Shares under one of the exceptions set forth in the definition of "Acquiring Person" so as to not be deemed to be

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an "Acquired Person" or an Affiliate or Associate of such Person or a representative or nominee of such Person or any such Affiliate or Associate.

"Distribution Date" shall have the meaning set forth in Section 3 hereof.

"equivalent preferred shares" shall have the meaning set forth in Section 11(b) hereof.

"Exchange Ratio" shall have the meaning set forth in Section 24(a) hereof.

"Final Expiration Date" shall mean November 2, 2013.

"Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability partnership, business trust, limited liability company, unincorporated association or other entity, and shall include any successor (by merger or otherwise) of such entity.

"Preferred Shares" shall collectively mean shares of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company and shares of Series C Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

"Purchase Price" shall collectively mean the Series B Purchase Price and the Series C Purchase Price.

"Redemption Date" shall mean the date on which the Rights are redeemed as provided in Section 23 hereof.

"Right Certificate" shall collectively mean a certificate evidencing a Right in substantially the form of Exhibit B and/or Exhibit D hereto.

"Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii) hereof.

"Series B Preferred Shares" shall mean shares of Series B Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

"Series B Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

"Series B Right Certificate" shall mean a certificate evidencing a Right in substantially the form of Exhibit B hereto.

"Series B Summary of Rights" shall mean the Summary of Rights to Purchase Series B Preferred Shares in substantially the form of Exhibit C hereto.

"Series C Preferred Shares" shall mean shares of Series C Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

"Series C Purchase Price" shall have the meaning set forth in Section 7(b) hereof.

"Series C Right Certificate" shall mean a certificate evidencing a Right in substantially the form of Exhibit D hereto.

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"Series C Summary of Rights" shall mean the Summary of Rights to Purchase Series
C Preferred Shares in substantially the form of Exhibit E hereto.

"Shares Acquisition Date" shall mean the earlier of the date of (i) the public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such.

"Spread" shall have the meaning set forth in Section 11(a)(iii)(A)(2) hereof.

"Subsidiary" of any Person shall mean any Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

"Substitution Period" shall have the meaning set forth in Section 11(a)(iii) hereof.

"Summary of Rights" shall mean collectively the Series B Summary of Rights to Purchase Series B Preferred Shares in substantially the form of Exhibit C hereto and the Series C Summary of Rights to Purchase Series C Preferred Shares in substantially the form of Exhibit E hereto.

Section 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares and/or Class A Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent.

Section 3.  ISSUE OF RIGHT CERTIFICATES.

        (a) Until the earlier of (i) the tenth day after the Shares Acquisition Date or (ii) the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares and/or Class A Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than any of the Persons referred to in the preceding parenthetical) to commence, a tender or exchange offer the consummation of which would result in any Person becoming an Acquiring Person (such date being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares and/or Class A Common Shares registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares and/or Class A Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each holder of record as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate evidencing one Right for each Common Share and/or Class A Common Shares so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

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        (b)     On the Record Date, or as soon as practicable thereafter, the
Company will send a copy of the Summary of Rights by first-class, postage-prepaid mail, to each holder of record as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares and/or Class A Common Shares outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Series B Summary of Rights and/or Series C Summary of Rights attached thereto. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any certificate for Common Shares and/or Class A Common Shares outstanding on the Record Date, with or without a copy of the Series B Summary of Rights and/or Series C Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares and/or Class A Common Shares evidenced thereby.

        (c) Certificates for Common Shares and/or Class A Common Shares which become outstanding (including, without limitation, reacquired Common Shares and/or Class A Common Shares referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

        "This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between Heico Corporation and SunTrust Bank, as Rights Agent, dated as of November 2, 2003 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Heico Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Heico Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights that are or were acquired or beneficially owned by Acquiring Persons (as defined in the Rights Agreement) may become null and void."

With respect to such certificates containing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares and/or Class A Common Shares represented by certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares and/or Class A Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares and/or Class A Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares and/or Class A Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares and/or Class A Common Shares that are no longer outstanding.

Section 4. FORM OF RIGHT CERTIFICATES. The (i) Series B Right Certificates (and the forms of election to purchase Series B Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and (ii) Series C Right Certificates (and the forms of election to purchase Series C Preferred Shares and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit D hereto and both may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Agreement: (i) the Series B Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredth of a Series B Preferred Share as shall be set forth therein at the Series B Purchase Price, but the number of one one-hundredth of a Series B Preferred Share and the Series B Purchase Price shall be subject to adjustment as provided herein and (ii) the Series C Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredth of a Series C Preferred Share as shall be set forth therein at the Series C Purchase Price, but the number of one one-hundredth of a Series C Preferred Share and the Series C Purchase Price shall be subject to adjustment as provided herein.

Section 5. COUNTERSIGNATURE AND REGISTRATION. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, or any of its Vice Presidents, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned, either manually or by facsimile. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office, books for registration of the transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHT CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHT CERTIFICATES. Subject to the provisions of Section 14 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredth of a Series B Preferred Share and/or Series C Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient for any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Section 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS.

        (a) The registered holder of any Right Certificate (other than a holder whose Rights have become void pursuant to Section 11(a)(ii) hereof or have been exchanged pursuant to Section 24 hereof) may exercise the Rights evidenced thereby in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at its principal office, together with payment of the Series B Purchase Price and/or Series C Purchase Price for each one one-hundredth of a Series B Preferred Share and/or Series C Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on the Final Expiration Date, (ii) the Redemption Date, or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.

        (b) The purchase price for each one one-hundredth of a: (i) Series B Preferred Share to be purchased upon the exercise of a Right shall initially be Forty-Five ($45.00) (the "Series B Purchase Price"), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below and (ii) Series C Preferred Share to be purchased upon the exercise of a Right shall initially be Thirty-Nine ($39.00) (the "Series C Purchase Price"), shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

        (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and certificate duly executed, accompanied by payment of the Purchase Price for the number of one one-hundredth of a Series B Preferred Share and/or Series C Preferred Share to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash, certified check, cashier's check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Series B Preferred Share certificates and/or Series C Preferred Share certificates for the number of one one-hundredth of a Series B Preferred Share and/or Series C Preferred Share to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from any depositary agent for the Series B Preferred Share and/or Series C Preferred Share depositary receipts representing such number of one one-hundredth of a Series B Preferred Share and/or Series C Preferred Share as are to be purchased (in which case certificates for the Series B Preferred Share and/or Series C Preferred Share represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request,
(ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional Series B Preferred Share and/or Series C Preferred Share in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.

        (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

        (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have
(i) completed and signed the certificate following the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

Section 8. CANCELLATION AND DESTRUCTION OF RIGHT CERTIFICATES. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

Section 9.  STATUS AND AVAILABILITY OF PREFERRED SHARES.

        (a) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Series B Preferred Shares and/or Series C Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Series B Preferred Shares and/or Series C Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

        (b) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Series B Preferred Shares and/or Series C Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for the Series B Preferred Shares and/or Series C Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Series B Preferred Shares and/or Series C Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's reasonable satisfaction that no such tax is due.

        (c) The Company covenants and agrees that it will cause to be reserved and kept available, out of its authorized and unissued Series B Preferred Shares and/or Series C Preferred Shares or any Preferred Shares held in its treasury, the number of Series B Preferred Shares and/or Series C Preferred Shares that will be sufficient to permit the exercise in full of all outstanding Rights in accordance with Section 7 hereof.

Section 10. PREFERRED SHARES RECORD DATE. Each person in whose name any certificate for Series B Preferred Shares and/or Series C Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Series B Preferred Shares and/or Series C Preferred Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Series B Preferred Shares and/or Series C Preferred Shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number of Preferred Shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

        (a)     (i)     In the event the Company shall at any time after the
        date of this Agreement (A) declare a dividend on the Series B Preferred Shares and/or Series C Preferred Shares payable in Series B Preferred Shares and/or Series C Preferred Shares, respectively, (B) subdivide the outstanding Series B Preferred Shares and/or Series C Preferred Shares,
        (C) combine the outstanding Series B Preferred Shares and/or Series C Preferred Shares into a smaller number of Series B Preferred Shares and/or Series C Preferred Shares or (D) issue any shares of its capital stock in a reclassification of the Series B Preferred Shares and/or Series C Preferred Shares (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right.

                (ii)    Subject to the following paragraph of this subparagraph
        (ii) and to Section 24 of this Agreement, in the event any Person shall become an Acquiring Person, each holder of a Right shall thereafter have a right to receive, upon exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth of a Series B Preferred Share and/or Series C Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Series B Preferred Shares and/or Series C Preferred Shares, such number of Common Shares and/or Cass A Common Shares of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredth of a Series B Preferred Shares and/or Series C Preferred Shares for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Company's Common Shares and/or Class A Common Share, as the case may be, (determined pursuant to Section 11(d) hereof) on the date such Person became an Acquiring Person. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action that would eliminate or diminish the benefits intended to be afforded by the Rights.

                From and after the occurrence of such an event, any Rights that are or were acquired or beneficially owned by such Acquiring Person (or any Associate or Affiliate of such Acquiring Person) on or after the earlier of (x) the date of such event and (y) the Distribution Date shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. No Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence or any Associate or Affiliate thereof shall be canceled.

                (iii) In the event that the number of Common Shares and/or Class A Common Shares which are authorized by the Company's certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the holder of each Right to purchase the number of Common Shares and/or Class A Common Shares to which he would be entitled upon the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of paragraph (a) of this
        Section 11, or should the Board of Directors so elect, the Company shall: (A) determine the excess of (1) the value of the Common Shares and/or Class A Common Shares issuable upon the exercise of a Right (calculated as provided in the last sentence of this subparagraph (iii)) pursuant to Section 11(a)(ii) hereof (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for such Common Shares and/or Class A Common Shares, upon payment of the applicable Purchase Price, any one or more of the following having an aggregate value determined by the Board of Directors to be equal to the Current Value:
        (1) cash, (2) a reduction in the Purchase Price, (3) Common Shares and/or Class A Common Shares or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company has determined to have the same value as shares of Common Stock and/or Class A Common Stock (such shares of preferred stock, "common stock equivalents")), (4) debt securities of the Company, or (5) other assets; PROVIDED, HOWEVER, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of an event triggering the rights to purchase Common Shares and/or Class A Common Shares described in Section 11(a)(ii) the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock and/or Class A Common Stock (to the extent available) and then, if necessary, cash, which shares and cash have an aggregate value equal to the Spread. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional Common Shares and/or Class A Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e) hereof and the last paragraph of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall make a public announcement, and shall deliver to the Rights Agent a statement, stating that the exercisability of the Rights has been temporarily suspended. At such time as the suspension is no longer in effect, the Company shall make another public announcement, and deliver to the Rights Agent a statement, so stating. For purposes of this Section 11(a)(iii), the value of the Common Shares and/or Class A Common Shares shall be the current per share market price (as determined pursuant to Section 11(d)(i) hereof) of the Common Shares and/or Class A Common Shares on the Section 11(a)(ii) Trigger Date and the value of any common stock equivalent shall be deemed to have the same value as the Common Shares and/or Class A Common Shares on such date.

        (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Series B Preferred Shares and/or Series C Preferred Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Series B Preferred Shares and/or Series C Preferred Shares (or shares having the same rights, privileges and preferences as the Series B Preferred Shares and/or Series C Preferred Shares ("equivalent preferred shares")) or securities convertible into Series B Preferred Shares and/or Series C Preferred Shares or equivalent preferred shares at a price per Series B Preferred Shares and/or Series C Preferred Shares or equivalent preferred share (or having a conversion price per share, if a security convertible into Series B Preferred Shares and/or Series C Preferred Shares or equivalent preferred shares) less than the then current per share market price of the Series B Preferred Shares and/or Series C Preferred Shares (as defined in Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be adjusted by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Series B Preferred Shares and/or Series C Preferred Shares outstanding on such record date plus the number of Series B Preferred Shares and/or Series C Preferred Shares which the aggregate offering price of the total number of Series B Preferred Shares and/or Series C Preferred Shares and/or equivalent preferred shares so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Series B Preferred Shares and/or Series C Preferred Shares outstanding on such record date plus the number of additional Series B Preferred Shares and/or Series C Preferred Shares and/or equivalent preferred shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Series B Preferred Shares and/or Series C Preferred Shares owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c) In case the Company shall fix a record date for the making of a distribution to all holders of the Series B Preferred Shares and/or Series C Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Series B Preferred Shares and/or Series C Preferred Shares) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per share market price of the Series B Preferred Shares and/or Series C Preferred Shares on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Series B Preferred Shares and/or Series C Preferred Shares and the denominator of which shall be such current per share market price of the Series B Preferred Shares and/or Series C Preferred Shares; PROVIDED, HOWEVER, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

        (d)     (i)     For the purpose of any computation hereunder, the
        "current per share market price" of any security (a "Security" for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per share of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; PROVIDED, HOWEVER, that in the event that the current per share market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a dividend or distribution on such Security payable in shares of such Security or securities convertible into such shares, or
        (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.

                (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Shares are not publicly traded, the "current per share market price" of the Series B Preferred Shares and/or Series C Preferred Shares shall be conclusively deemed to be the current per share market price of the Common Shares and/or Class A Common Shares as determined pursuant to
        Section 11(d)(i) (appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof), multiplied by 100. If neither the Common Shares and/or Class A Common Shares nor the Series B Preferred Shares and/or Series C Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.

        (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this
Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandth of a Series B Preferred Shares and/or Series C Preferred Shares or one ten-thousandth of any other share or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than three years from the date of the transaction that requires such adjustment.

        (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Series B Preferred Shares and/or Series C Preferred Shares, the number of such other shares so receivable upon exercise of any Right shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Series B Preferred Shares and/or Series C Preferred Shares contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10 and 13 with respect to the Series B Preferred Shares and/or Series C Preferred Shares shall apply on like terms to any such other shares.

        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredth of a Series B Preferred Shares and/or Series C Preferred Shares purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredth of a Series B Preferred Share and/or Series C Preferred Share (calculated to the nearest one ten-thousandth of a Series B Preferred Shares and/or Series C Preferred Shares) obtained by (i) multiplying (x) the number of one one-hundredth of a share covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights in substitution for any adjustment in the number of one one-hundredth of a Series B Preferred Shares and/or Series C Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredth of a Series B Preferred Shares and/or Series C Preferred Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one hundred-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been distributed, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been distributed, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredth of a Series B Preferred Share and/or Series C Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredth of a Series B Preferred Shares and/or Series C Preferred Shares which were expressed in the initial Right Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value of the Series B Preferred Shares and/or Series C Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Series B Preferred Shares and/or Series C Preferred Shares at such adjusted Purchase Price.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the Preferred Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (i) combination or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the current market price, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) dividends on Preferred Shares payable in Preferred Shares or (v) issuance of any rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such stockholders.

        (n) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any dividend on the Common Shares and/or Class A Common Shares payable in Common Shares and/or Class A Common Shares or (ii) effect a subdivision, combination or consolidation of the Common Shares and/or Class A Common Shares (by reclassification or otherwise other than by payment of dividends in Common Shares and/or Class A Common Shares) into a greater or lesser number of Common Shares and/or Class A Common Shares, then in any such case (i) the number of one one-hundredth of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredth of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately before such event and the denominator of which is the number of Common Shares and/or Class A Common Shares outstanding immediately after such event, and (ii) each Common Share and/or Class A Common Shares outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share and/or Class A Common Shares outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(n) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

Section 12. CERTIFICATE OF ADJUSTMENT. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Common Shares and/or Class A Common Shares or the Series B Preferred Shares and/or Series C Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

Section 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING
POWER.

In the event that, at any time after a Person becomes an Acquiring Person, directly or indirectly, (i) the Company shall consolidate with, or merge with and into, any other Person, (ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares and/or Class A Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person other than the Company or one or more of its wholly-owned Subsidiaries, then, and in each such case, proper provision shall be made so that (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredth of a Preferred Share for which a Right is then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Shares, such number of Common Shares and/or Class A Common Shares of such other Person (including the Company as successor thereto or as the surviving corporation) as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredth of a Preferred Share for which a Right is then exercisable and dividing that product by (y) 50% of the then current per share market price of the Common Shares and/or Class A Common Shares of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (B) the issuer of such Common Shares and/or Class A Common Shares shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such issuer; and (D) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares and/or Class A Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares and/or Class A Common Shares thereafter deliverable upon the exercise of the Rights. The Company covenants and agrees that it shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. For purposes hereof, the "earning power" of the Company and its Subsidiaries shall be determined in good faith by the Company's Board of Directors on the basis of the operating earnings of each business operated by the Company and its Subsidiaries during the three fiscal years preceding the date of such determination (or, in the case of any business not operated by the Company or any Subsidiary during three full fiscal years preceding such date, during the period such business was operated by the Company or any Subsidiary).

Section 14.  FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

        (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.

        (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; PROVIDED, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to each registered holder of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share as the fraction of one Preferred Share that such holder would otherwise receive upon the exercise of the aggregate number of rights exercised by such holder. For the purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

        (c) The holder of a Right by the acceptance of the Right expressly waives any right to receive fractional Rights or fractional shares upon exercise of a Right (except as provided above).

Section 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares and/or Class A Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares and/or Class A Common Shares) may, without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares and/or Class A Common Shares), on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

Section 16. AGREEMENT OF RIGHT HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares and/or Class A Common Shares;

        (b) after the Distribution Date, the Right Certificates are transferable only on the registry books maintained by the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer with a completed form of certification; and

        (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate and/or Class A Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

Section 17. RIGHT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. CONCERNING THE RIGHTS AGENT. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim or liability in connection therewith.

The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against the Rights Agent. The Rights Agent shall perform those duties and obligations upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, a Vice President or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Sections 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged end delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, a Vice President or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

        (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

Section 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and/or Class A Common Shares and the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and/or Class A Common Shares and the Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, having an office in the United States which is authorized to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and/or Class A Common Shares and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. ISSUANCE OF NEW RIGHT CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

Section 23. REDEMPTION.

        (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, payable in cash or the Company's Common Shares and/or Class A Common Shares (rounded down to the nearest whole share) and appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and subject to such conditions as the Board of Directors in its sole discretion may establish.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this
Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; PROVIDED, HOWEVER, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the Board of Directors ordering the redemption of the Rights pursuant to paragraph (a), the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares and/or Class A Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. If the payment of the Redemption Price is not included with such notice, each such notice shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in
Section 24 hereof, other than in connection with the purchase of Common Shares and/or Class A Common Shares prior to the Distribution Date.

Section 24. EXCHANGE.

        (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Shares and/or Class A Common Shares at an exchange ratio of one Common Share and/or Class A Common Shares per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Common Shares and/or Class A Common Shares for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a sixty percent (60%) of the Common Shares and/or Class A Common Shares then outstanding.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this
Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares and/or Class A Common Shares equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; PROVIDED, HOWEVER, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Shares and/or Class A Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected PRO RATA based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

        (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares or common stock equivalents for Common Shares and/or Class A Common Shares exchangeable for Rights, at the initial rate of one one-hundredth of a Preferred Share (or an appropriate number of common stock equivalents) for each Common Share and/or Class A Common Shares, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share and/or Class A Common Shares shall have the same voting rights as one Common Share and/or Class A Common Shares.

        (d) In the event that there shall not be sufficient Common Shares and/or Class A Common Shares, Preferred Shares or common stock equivalents authorized by the Company's certificate of incorporation and not outstanding or subscribed for, or reserved or otherwise committed for issuance for purposes other than upon exercise of Rights, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares and/or Class A Common Shares, Preferred Shares or common stock equivalents for issuance upon exchange of the Rights.

        (e) The Company shall not be required to issue fractions of Common Shares and/or Class A Common Shares or to distribute certificates which evidence fractional Common Shares and/or Class A Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Common Shares and/or Class A Common Shares would otherwise be issuable an amount in cash equal to the same fraction of the current per share market value of a whole Common Share and/or Class A Common Shares. For the purposes of this paragraph (e), the current per share market value of a whole Common Share and/or Class A Common Shares shall be the closing price of a Common Share and/or Class A Common Shares (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this
Section 24.

Section 25. NOTICE OF CERTAIN EVENTS.

        (a)     In case the Company shall after the Distribution Date propose
(i) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares and/or Class A Common Shares payable in Common Shares and/or Class A Common Shares or to effect a subdivision, combination or consolidation of the Common Shares and/or Class A Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares and/or Class A Common Shares), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Class A Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Class A Common Shares and/or Preferred Shares, whichever shall be the earlier.

        (b) In case any event set forth in Section 11(a)(ii) hereof shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

Section 26. NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                Heico Corporation
                3000 Taft Street
                Hollywood, Florida 33021
                Attention:  Victor H. Mendelson, General Counsel

                Copy to:

                Edwards & Angell, LLP
                350 East Las Olas Boulevard
                Suite 1150
                Fort Lauderdale, Florida 33301
                Attention:  Charles J. Duffy, III, Esquire

                Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                SunTrust Bank
                Corporate Trust
                777 Brickell Avenue
                Miami, Florida 33131
                Attention:  Holly Lee Jeske

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any change to or delete any provision hereof or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; PROVIDED, HOWEVER, that from and after such time as any Person becomes an Acquiring Person, this Agreement shall not be amended or supplemented in any manner which would adversely affect the interests of the holders of Rights (other than an Acquiring Person and its Affiliates and Associates). Any supplement or amendment authorized by this Section 27 will be evidenced by a writing signed by the Company and the Rights Agent.

Section 28. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares and/or Class A Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares and/or Class A Common Shares).

Section 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 31. GOVERNING LAW. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

Section 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 34. ADMINISTRATION. The Board of Directors of the Company shall have the exclusive power and authority to administer and interpret the provisions of this Agreement and to exercise all rights and powers specifically granted to the Board of Directors or the Company or as may be necessary or advisable in the administration of this Agreement. All such actions, calculations, determinations and interpretations which are done or made by the Board of Directors in good faith shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties and shall not subject the Board of Directors to any liability to the holders of the Rights.

IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.

                                  HEICO CORPORATION

                                  By: /s/ Thomas S. Irwin
                                  Title: Treasurer

                                  SUNTRUST BANK

                                  By: /s/ Holly Lee Jeske
                                  Title: Vice President

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT
                                       OF
                                HEICO CORPORATION

        The undersigned, being a Director HEICO Corporation, a Florida corporation (the "Corporation"), does hereby file these Articles of Amendment to the Corporation's Articles of Incorporation, pursuant to Sections 607.1006 and
607.0602 of the Florida Business Corporation Act.

1.      The name of the Corporation is HEICO Corporation.

2. Article III of the Corporation's Articles of Incorporation shall be amended by deleting current Section (f) and adding a new Section (f) and (g) thereto, to read as follows:

"(f)    SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

        (1) Designation and Amount. The shares of such series shall be designated as "Series B Junior Participating Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting such series shall be 300,000.

        (2)     Dividends and Distributions.

                (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Common Stock of the Corporation and (ii) a preferential cash dividend (the "Series B Preferential Cash Dividends"), if any, on the first day of February, May, August and November of each year (each a "Series B Quarterly Dividend Payment Date"), commencing on the first Series B Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount equal to $.75 per share of Series B Preferred Stock less the per share amount of all cash dividends declared on the Series B Preferred Stock pursuant to clause (i)of this sentence since the immediately preceding Series B Quarterly Dividend Payment Date or, with respect to the first Series B Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series B Preferred Stock, make any distribution on the shares of Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Common Stock or other capital stock of the Corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as defined in Section (f)(7)(D) of this Article
III) of such share), then and in each such event the Corporation shall simultaneously pay on each then outstanding share of Series B Preferred Stock of the Corporation a distribution, in like kind, of 100 times such distribution paid on a share of Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series B Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Series B Participating Dividends" and the multiple of such cash and non-cash dividends on the Common Stock applicable to the determination of the Series B Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Series B Dividend Multiple". In the event the Corporation shall at any time after November 2, 2003 declare or pay any dividend or make any distribution on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Series B Dividend Multiple thereafter applicable to the determination of the amount of Series B Participating Dividends which holders of shares of Series B Preferred Stock shall be entitled to receive shall be the Series B Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare each Series B Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Common Stock in respect of which a Series B Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Common Stock in respect of which a Series B Participating Dividend is required to be paid shall be paid or set aside for payment on the Common Stock unless a Series B Participating Dividend in respect of such dividend or distribution on the Common Stock shall be simultaneously paid, or set aside for payment, on the Series B Preferred Stock.

                (C) Series B Preferential Cash Dividends shall begin to accrue on outstanding shares of Series B Preferred Stock from the Series B Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series B Preferred Stock. Accrued but unpaid Series B Preferential Cash Dividends shall be cumulative but shall not bear interest. Series B Preferential Cash Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

        (3) Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. The number of votes which a holder of a share of Series B Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Series B Vote Multiple". In the event the Corporation shall at any time after November 2, 2003 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Series B Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series B Preferred Stock shall be entitled after such event shall be the Series B Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                (B) Except as otherwise provided in these Articles of Incorporation or the Bylaws of the Corporation, the holders of shares of Series B Preferred Stock and Series C Preferred Stock and the holders of shares of Common Stock and Class A Common Stock shall vote together as a single voting group on all matters submitted to a vote of shareholders of the Corporation.

                (C) Unless otherwise provided in these Articles of Incorporation, in the event that any preferential cash dividend to which the holders of any currently existing or future series of the Series B Preferred Stock are entitled (collectively, the "Series B Preferred Cash Dividends") has accrued for four or more quarterly dividend periods, whether consecutive or not, and shall not have been declared and paid (or a sum sufficient for the payment thereof has been set aside) in full, the holders of record of such series of Preferred Stock, other than any series in respect of which such right is expressly withheld by these Articles of Incorporation (such holders existing from time to time being hereinafter referred to as the "Unpaid Series B Holders"), acting as a single voting group, shall have the right, at the next meeting of shareholders called for the election of Directors, to elect one member to the Board of Directors, which Director (hereinafter, the "Series B Preferred Director") shall be in addition to the number of Directors required by the Bylaws of the Corporation prior to such event, to serve until the next annual meeting of shareholders and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Series B Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full. If at any annual meeting of shareholders at which the term of a Series B Preferred Director is fixed to expire there are accrued Series B Preferred Cash Dividends which have not been paid (or a sum sufficient for payment thereof has not been set aside) in full, the Unpaid Series B Holders shall have the right to elect a Series B Preferred Director to the vacant Directorship resulting from the expiration of the term of such Series B Preferred Director in the manner provided in the immediately preceding sentence until all accrued and unpaid Series B Preferred Cash Dividends shall have been paid (or a sum sufficient for payment thereof has been set aside) in full; provided, however, that at no time shall more than one Series B Preferred Director be a member of the Board of Directors. The Series B Preferred Director may be removed, with or without cause, by the Unpaid Series B Holders. Vacancies in such Directorships (whether caused by death, resignation, removal or otherwise) may be filled (if any accrued Series B Preferred Cash Dividends remain unpaid or a sum sufficient for payment thereof has not been set aside) only by the Unpaid Series B Holders in the manner permitted by law; provided, however, that any such action by the Unpaid Series B Holders shall be taken at a meeting of shareholders and shall not be taken by written consent; provided further, however, that by a vote of a majority of the Board of Directors in office other than the Series B Preferred Director, the Series B Preferred Director may be removed immediately after all accrued and unpaid Series B Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full.

                (D) Except as otherwise provided in these Articles of Incorporation or the Bylaws of the Corporation, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for the taking of any corporate action.

        (4)     Certain Restrictions.

                (A) Whenever Series B Preferential Cash Dividends or Series B Participating Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Series B Preferential Cash Dividends and Series B Participating Dividends, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid (or a sum sufficient for payment thereof has been set aside) in full, and in addition to any and all other rights which any holder of shares of Series B Preferred Stock may have in such circumstances, the Corporation shall not

                        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock;

                        (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series B Preferred Stock, unless dividends are paid ratably on the Series B Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                        (iii) except as permitted by subparagraph (iv) of this paragraph (4)(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series B Preferred Stock; or

                        (iv) purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (B) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

                (C) The Corporation shall not issue any shares of Series B Preferred Stock except upon exercise of Rights (the "Series B Rights") issued pursuant to that certain Rights Agreement dated as of November 2, 2003 between the Corporation and SunTrust Bank, as rights agent, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series B Preferred Stock.

        (5) Reacquired Shares. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of preferred stock, without designation as to series, and such shares may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

        (6) Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless the holders of shares of Series B Preferred Stock shall have received, subject to adjustment as hereinafter provided, (i) $45 per one-hundredth share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) if greater than the amount specified in clause (A)(i) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, as the same may be adjusted as hereinafter provided, and (B) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series B Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series B Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series B Preferred Stock are entitled under clause (A)(i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series B Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (A) of the foregoing sentence is hereinafter referred to as the "Series B Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Series B Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Series B Liquidation Multiple". In the event the Corporation shall at any time after November 2, 2003 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the Series B Liquidation Multiple thereafter applicable to the determination of the Series B Participating Liquidation Amount to which holders of Series B Preferred Stock shall be entitled after such event shall be the Series B Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (7)     Certain Reclassifications and Other Events.

                (A) In the event that holders of shares of Common Stock of the Corporation receive after November 2, 2003 in respect of their shares of Common Stock any share of capital stock of the Corporation (other than any share of Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Common Stock Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall be adjusted so that after such event the holders of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the

Series B Dividend Multiple in effect immediately prior to such Common Stock Transaction multiplied by the additional dividends which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Common Stock Transaction of such capital stock, (ii) such additional voting rights as equal the Series B Vote Multiple in effect immediately prior to such Common Stock Transaction multiplied by the additional voting rights which the holder of a share of Common Stock shall be entitled to receive by virtue of the receipt in the Common Stock Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Series B Liquidation Multiple in effect immediately prior to such Common Stock Transaction multiplied by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Common Stock Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                (B) In the event that holders of shares of Common Stock of the Corporation receive after November 2, 2003 in respect of their shares of Common Stock any right or warrant to purchase Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event the Series B Dividend Multiple, the Series B Vote Multiple and the Series B Liquidation Multiple shall each be the product of the Series B Dividend Multiple, the Series B Vote Multiple and the Series B Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Common Stock which could be purchased, at the Fair Market Value of the Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                (C) In the event that holders of shares of Common Stock of the Corporation receive after November 2, 2003 in respect of their shares of Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series B Preferred Stock shall each be adjusted so that after such event each holder of a share of Series B Preferred Stock shall be entitled, in respect of each share of Series B Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Series B Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Series B Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Series B Discount Fraction and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Series B Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Series B Discount Fraction. For purposes of this paragraph, the "Series B Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Common Stock of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                (D) For purposes of this Section (e) of Article III, the "Fair Market Value" of a share of capital stock of the Corporation (including a share of Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national, securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System's National Market System ("NASDAQ/NMS") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the NASDAQ/NMS or such national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

        (8) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series B Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Common Stock is changed or exchanged multiplied by the highest of the Series B Vote Multiple, the Series B Dividend Multiple or the Series B Liquidation Multiple in effect immediately prior to such event.

        (9)     Effective Time of Adjustments.

                (A) Adjustments to the Series B Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                (B) The Corporation shall give prompt written notice to each holder of a share of Series B Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

        (10) No Redemption. The shares of Series B Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section 10, the Corporation may acquire shares of Series B Preferred Stock in any other manner permitted by law and the Articles of Incorporation.

        (11) Ranking. Unless otherwise provided in these Articles of Incorporation, the Series B Preferred Stock shall rank pari pasu with the Series C Preferred Stock and junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Common Stock.

        (12) Amendment. These Articles of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, preferences or limitations of the Series B Preferred Stock without, in addition to any other vote of shareholders required by law, the approval of (1) the holders of the then outstanding Rights (as defined in Section (f)(4)(C) of this Article III) and (2) the holders of the then outstanding shares of the Series B Preferred Stock, with the holders of the Rights and the holders of the Series B Preferred Stock voting together as a single voting group; provided, however, that the holder of each share of Series B Preferred Stock shall have one vote and the holder of each Right shall have one one-hundredth of a vote with respect to each such amendment."

"(g)    SERIES C JUNIOR PARTICIPATING PREFERRED STOCK

        (1) Designation and Amount. The shares of such series shall be designated as "Series C Junior Participating Preferred Stock" (the "Series C Preferred Stock") and the number of shares constituting such series shall be 300,000.

        (2)     Dividends and Distributions.

                (A) Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Class A Common Stock of the Corporation and
(ii) a preferential cash dividend (the "Series C Preferential Cash Dividends"), if any, on the first day of February, May, August and

November of each year (each a "Series C Quarterly Dividend Payment Date"), commencing on the first Series C Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount equal to $.65 per share of Series C Preferred Stock less the per share amount of all cash dividends declared on the Series C Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Series C Quarterly Dividend Payment Date or, with respect to the first Series C Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series C Preferred Stock, make any distribution on the shares of Cass A Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Class A Common Stock or other capital stock of the Corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as defined in Section (g)(7)(D) of this Article III) of such share), then and in each such event the Corporation shall simultaneously pay on each then outstanding share of Series C Preferred Stock of the Corporation a distribution, in like kind, of 100 times such distribution paid on a share of Class A Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series C Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Series C Participating Dividends" and the multiple of such cash and non-cash dividends on the Class A Common Stock applicable to the determination of the Series C Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Series C Dividend Multiple". In the event the Corporation shall at any time after November 2, 2003 declare or pay any dividend or make any distribution on Class A Common Stock payable in shares of Class A Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, then in each such case the Series C Dividend Multiple thereafter applicable to the determination of the amount of Series C Participating Dividends which holders of shares of Series C Preferred Stock shall be entitled to receive shall be the Series C Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                (B) The Corporation shall declare each Series C Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Class A Common Stock in respect of which a Series C Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Class A Common Stock in respect of which a Series C Participating Dividend is required to be paid shall be paid or set aside for payment on the Class A Common Stock unless a Series C Participating Dividend in respect of such dividend or distribution on the Class A Common Stock shall be simultaneously paid, or set aside for payment, on the Series C Preferred Stock.

                (C) Series C Preferential Cash Dividends shall begin to accrue on outstanding shares of Series C Preferred Stock from the Series C Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series C Preferred Stock. Accrued but unpaid Series C Preferential Cash Dividends shall be cumulative but shall not bear interest. Series C Preferential Cash Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

        (3) Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                (A) Subject to the provisions for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 10 votes on all matters submitted to a vote of the shareholders of the Corporation. The number of votes which a holder of a share of Series C Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Series C Vote Multiple". In the event the Corporation shall at any time after November 2, 2003 declare or pay any dividend on Class A Common Stock payable in shares of Class A Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, then in each such case the Series C Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series C Preferred Stock shall be entitled after such event shall be the Series C Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

                (B) Except as otherwise provided in these Articles of Incorporation or the Bylaws of the Corporation, the holders of shares of Series C Preferred Stock and Series B Preferred Stock and the holders of shares of Class A Common Stock and Common Stock shall vote together as a single voting group on all matters submitted to a vote of shareholders of the Corporation.

                (C) Unless otherwise provided in these Articles of Incorporation, in the event that any preferential cash dividend to which the holders of any currently existing or future series of the Series C Preferred Stock are entitled (collectively, the "Series C Preferred Cash Dividends") has accrued for four or more quarterly dividend periods, whether consecutive or not, and shall not have been declared and paid (or a sum sufficient for the payment thereof has been set aside) in full, the holders of record of such series of Series C Preferred Stock, other than any series in respect of which such right is expressly withheld by these Articles of Incorporation (such holders existing from time to time being hereinafter referred to as the "Unpaid Series C Holders"), acting as a single voting group, shall have the right, at the next meeting of shareholders called for the election of Directors, to elect one member to the Board of Directors, which Director (hereinafter, the "Series C Preferred Director") shall be in addition to the number of Directors required by the Bylaws of the Corporation prior to such event, to serve until the next annual meeting of shareholders and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Series C Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full. If at any annual meeting of shareholders at which the term of a Series C Preferred Director is fixed to expire there are accrued Series C Preferred Cash Dividends which have not been paid (or a sum sufficient for payment thereof has not been set aside) in full, the Unpaid Series C Holders shall have the right to elect a Series C Preferred Director to the vacant Directorship resulting from the expiration of the term of such Series C Preferred Director in the manner provided in the immediately preceding sentence until all accrued and unpaid Series C Preferred Cash Dividends shall have been paid (or a sum sufficient for payment thereof has been set aside) in full; provided, however, that at no time shall more than one Series C Preferred Director be a member of the Board of Directors. The Series C Preferred Director may be removed, with or without cause, by the Unpaid Series C Holders. Vacancies in such Directorship

(whether caused by death, resignation, removal or otherwise) may be filled (if any accrued Series C Preferred Cash Dividends remain unpaid or a sum sufficient for payment thereof has not been set aside) only by the Unpaid Series C Holders in the manner permitted by law; provided, however, that any such action by the Unpaid Series C Holders shall be taken at a meeting of shareholders and shall not be taken by written consent; provided further, however, that by a vote of a majority of the Board of Directors in office other than the Series C Preferred Director, the Series C Preferred Director may be removed immediately after all accrued and unpaid Series C Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full.

                (D) Except as otherwise provided in these Articles of Incorporation or the Bylaws of the Corporation, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class A Common Stock as set forth herein) for the taking of any corporate action.

        (4)     Certain Restrictions.

                (A) Whenever Series C Preferential Cash Dividends or Series C Participating Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Series C Preferential Cash Dividends and Series C Participating Dividends, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid (or a sum sufficient for payment thereof has been set aside) in full, and in addition to any and all other rights which any holder of shares of Series C Preferred Stock may have in such circumstances, the Corporation shall not

                        (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

                        (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series C Preferred Stock, unless dividends are paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

                        (iii) except as permitted by subparagraph (iv) of this paragraph (4)(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series C Preferred Stock; or

                        (iv) purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                (B) The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

                (C) The Corporation shall not issue any shares of Series C Preferred Stock except upon exercise of Rights (the "Series C Rights") issued pursuant to that certain Rights Agreement dated as of November 2, 2003 between the Corporation and SunTrust Bank, as rights agent, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose any series of preferred stock with rights and privileges similar to, different from, or greater than, those of the Series C Preferred Stock.

        (5) Reacquired Shares. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of preferred stock, without designation as to series, and such shares may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

        (6) Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless the holders of shares of Series C Preferred Stock shall have received, subject to adjustment as hereinafter provided, (i) $39 per one-hundredth share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) if greater than the amount specified in clause (A)(i) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Class A Common Stock, as the same may be adjusted as hereinafter provided, and (B) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series C Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series C Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series C Preferred Stock are entitled under clause (A)(i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series C Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (A) of the foregoing sentence is hereinafter referred to as the "Series C Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Class A Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Series C Liquidation Multiple". In the event the Corporation shall at any time after November 2, 2003 declare or pay any dividend on Class A

Common Stock payable in shares of Class A Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class A Common Stock into a greater or lesser number of shares of Class A Common Stock, then in each such case the Series C Liquidation Multiple thereafter applicable to the determination of the Series C Participating Liquidation Amount to which holders of Series C Preferred Stock shall be entitled after such event shall be the Series C Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class A Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class A Common Stock that were outstanding immediately prior to such event.

        (7)     Certain Reclassifications and Other Events.

                (A) In the event that holders of shares of Class A Common Stock of the Corporation receive after November 2, 2003 in respect of their shares of Class A Common Stock any share of capital stock of the Corporation (other than any share of Class A Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Class A Common Stock Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall be adjusted so that after such event the holders of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Series C Dividend Multiple in effect immediately prior to such Class A Common Stock Transaction multiplied by the additional dividends which the holder of a share of Class A Common Stock shall be entitled to receive by virtue of the receipt in the Class A Common Stock Transaction of such capital stock, (ii) such additional voting rights as equal the Series C Vote Multiple in effect immediately prior to such Class A Common Stock Transaction multiplied by the additional voting rights which the holder of a share of Class A Common Stock shall be entitled to receive by virtue of the receipt in the Class A Common Stock Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Series C Liquidation Multiple in effect immediately prior to such Class A Common Stock Transaction multiplied by the additional amount which the holder of a share of Class A Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Class A common Stock Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

                (B) In the event that holders of shares of Class A Common Stock of the Corporation receive after November 2, 2003 in respect of their shares of Class A Common Stock any right or warrant to purchase Class A Common Stock (including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for Class A Common Stock) at a purchase price per share less than the Fair Market Value (as hereinafter defined) of a share of Class A Common Stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall each be adjusted so that after such event the Series C Dividend Multiple, the Series C Vote Multiple and the Series C Liquidation Multiple shall each be the product of the Series C Dividend Multiple, the Series C Vote Multiple and the Series C Liquidation Multiple, as the case may be, in effect immediately prior to such event multiplied by a fraction the numerator of which shall be the number of shares of Class A Common Stock outstanding immediately before such issuance of rights or warrants plus the maximum number of shares of Class A Common Stock which could be acquired upon exercise in full of all such rights or warrants and the denominator of which shall be the number of shares of Class A

Common Stock outstanding immediately before such issuance of rights or warrants plus the number of shares of Class A Common Stock which could be purchased, at the Fair Market Value of the Class A Common Stock at the time of such issuance, by the maximum aggregate consideration payable upon exercise in full of all such rights or warrants.

                (C) In the event that holders of shares of Class A Common Stock of the Corporation receive after November 2, 2003 in respect of their shares of Class A Common Stock any right or warrant to purchase capital stock of the Corporation (other than shares of Class A Common Stock), including as such a right, for all purposes of this paragraph, any security convertible into or exchangeable for capital stock of the Corporation (other than Class A Common Stock), at a purchase price per share less than the Fair Market Value of such shares of capital stock on the date of issuance of such right or warrant, then and in each such event the dividend rights, voting rights and rights upon liquidation, dissolution or winding up of the Corporation of the shares of Series C Preferred Stock shall each be adjusted so that after such event each holder of a share of Series C Preferred Stock shall be entitled, in respect of each share of Series C Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such event, to receive (i) such additional dividends as equal the Series C Dividend Multiple in effect immediately prior to such event multiplied, first, by the additional dividends to which the holder of a share of Class A Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Series C Discount Fraction (as hereinafter defined) and (ii) such additional voting rights as equal the Series C Vote Multiple in effect immediately prior to such event multiplied, first, by the additional voting rights to which the holder of a share of Class A Common Stock shall be entitled upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Series C Discount Fraction and
(iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Series C Liquidation Multiple in effect immediately prior to such event multiplied, first, by the additional amount which the holder of a share of Class A Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation upon exercise of such right or warrant by virtue of the capital stock which could be acquired upon such exercise and multiplied again by the Series C Discount Fraction. For purposes of this paragraph, the "Series C Discount Fraction" shall be a fraction the numerator of which shall be the difference between the Fair Market Value of a share of the capital stock subject to a right or warrant distributed to holders of shares of Class A Common Stock of the Corporation as contemplated by this paragraph immediately after the distribution thereof and the purchase price per share for such share of capital stock pursuant to such right or warrant and the denominator of which shall be the Fair Market Value of a share of such capital stock immediately after the distribution of such right or warrant.

                (D) For purposes of this Section (e) of Article III, the "Fair Market Value" of a share of capital stock of the Corporation (including a share of Class A Common Stock) on any date shall be deemed to be the average of the daily closing price per share thereof over the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that, in the event that such Fair Market Value of any such share of capital stock is determined during a period which includes any date that is within 30 Trading Days after (i) the ex-dividend date for a dividend or distribution on stock payable in shares of such stock or securities convertible into shares of such stock, or (ii) the effective date of any subdivision, split, combination, consolidation, reverse stock split or reclassification of such stock, then, and in each such case, the Fair Market Value shall be appropriately adjusted by the Board of Directors of the Corporation to take into account ex-dividend or post-effective date trading. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way (in either case, as reported in the applicable transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange), or, if the shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the applicable transaction reporting system with respect to securities listed on the principal national, securities exchange on which the shares are listed or admitted to trading or, if the shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System's National Market System ("NASDAQ/NMS") or such other system then in use, or if on any such date the shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares selected by the Board of Directors of the Corporation. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares are listed or admitted to trading is open for the transaction of business or, if the shares are not listed or admitted to trading on any national securities exchange, on which the NASDAQ/NMS or such national securities exchange as may be selected by the Board of Directors of the Corporation is open. If the shares are not publicly held or not so listed or traded on any day within the period of 30 Trading Days applicable to the determination of Fair Market Value thereof as aforesaid, "Fair Market Value" shall mean the fair market value thereof per share as determined in good faith by the Board of Directors of the Corporation. In either case referred to in the foregoing sentence, the determination of Fair Market Value shall be described in a statement filed with the Secretary of the Corporation.

        (8) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class A Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series C Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Class A Common Stock is changed or exchanged multiplied by the highest of the Series C Vote Multiple, the Series C Dividend Multiple or the Series C Liquidation Multiple in effect immediately prior to such event.

        (9)     Effective Time of Adjustments.

                (A) Adjustments to the Series C Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

                (B) The Corporation shall give prompt written notice to each holder of a share of Series C Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

        (10) No Redemption. The shares of Series C Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section 10, the Corporation may acquire shares of Series C Preferred Stock in any other manner permitted by law and the Articles of Incorporation.

        (11) Ranking. Unless otherwise provided in these Articles of Incorporation, the Series C Preferred Stock shall rank pari pasu with the Series B Preferred Stock and junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Class A Common Stock.

        (12) Amendment. These Articles of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, preferences or limitations of the Series C Preferred Stock without, in addition to any other vote of shareholders required by law, the approval of (1) the holders of the then outstanding Rights (as defined in Section (g)(4)(C) of this Article III) and (2) the holders of the then outstanding shares of the Series C Preferred Stock, with the holders of the Rights and the holders of the Series C Preferred Stock voting together as a single voting group; provided, however, that the holder of each share of Series C Preferred Stock shall have one vote and the holder of each Right shall have one one-hundredth of a vote with respect to each such amendment."

3. The foregoing amendment was adopted by the Board of Directors on November __, 2003. A vote of shareholders of the Corporation was not needed for the adoption of these Articles of Amendment.

        IN WITNESS WHEREOF, the undersigned Director of the Corporation has executed these Articles of Amendment on November __, 2003.

                                            HEICO CORPORATION

                                            -------------------------------
                                            By:
                                            Title:

                                    EXHIBIT B

               Form of Series B Preferred Stock Right Certificate

Certificate No. R-                                   _______ Common Stock Rights

NOT EXERCISABLE AFTER NOVEMBER 2, 2013 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE COMMON STOCK RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, COMMON STOCK RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE COMMON STOCK RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH COMMON STOCK RIGHTS MAY BECOME NULL AND VOID.

                           Series B Right Certificate

                                HEICO CORPORATION

This certifies that _______________________, or registered assigns, is the registered owner of the number of Common Stock Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 2, 2003 (the "Rights Agreement"), between Heico Corporation, a Florida corporation (the "Company"), and SunTrust Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Miami, Florida time, on November 2, 2013, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the "Series B Preferred Shares"), of the Company, at a purchase price of $45.00 per one one-hundredth of a Series B Preferred Share (the "Series B Purchase Price"), upon presentation and surrender of this Series B Right Certificate with the certification and the Form of Election to Purchase duly executed. The number of Common Stock Rights evidenced by this Series B Right Certificate (and the number of one one-hundredth of a Series B Preferred Share which may be purchased upon exercise hereof) set forth above, and the Series B Purchase Price set forth above, are the number and Series B Purchase Price as of November 2, 2003, based on the Series B Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Series B Purchase Price and the number of one one-hundredth of a Series B Preferred Share which may be purchased upon the exercise of the Common Stock Rights evidenced by this Series B Right Certificate are subject to modification and adjustment upon the happening of certain events.

From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Common Stock Rights are or were at any time on or after the earlier of (x) the date of such event and (y) the Series B Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Common Stock Rights shall become void, and any holder of such Common Stock Rights shall thereafter have no right to exercise such Common Stock Rights.

This Series B Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Series B Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Series B Right Certificate, with or without other Series B Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Series B Right Certificate or Series B Right Certificates of like tenor and date evidencing Common Stock Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Common Stock Rights evidenced by the Series B Right Certificate or Series B Right Certificates surrendered shall have entitled such holder to purchase. If this Series B Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Series B Right Certificate or Series B Right Certificates for the number of whole Common Stock Rights not exercised.

Subject to the provisions of the Rights Agreement, at the Company's option, the Common Stock Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Common Stock Right or (ii) may be exchanged in whole or in part for shares of the Company's Class A Common Stock, par value $0.01 per share, or Series B Preferred Shares.

No fractional Series B Preferred Shares will be issued upon the exercise of any Common Stock Right or Common Stock Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Series B Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Series B Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series B Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Common Stock Right or Common Stock Rights evidenced by this Series B Right Certificate shall have been exercised as provided in the Rights Agreement.

                      [Balance of Page Intentionally Blank]

This Series B Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, ____.

Attest:                                     HEICO CORPORATION

                                            By:
                                               ------------------------------
Countersigned:                              Title:
                                                  ---------------------------

--------------------------------
Rights Agent

By:
   -----------------------------
       Authorized Signature

               Form of Reverse Side of Series B Right Certificate

                               FORM OF ASSIGNMENT
                (To be executed by the registered holder if such
           holder desires to transfer the Series B Right Certificate.)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto ____________________________________________________ (Please
print name and address of transferee) this Series B Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the within Series B Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________ ___, _____

                                    Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies that the Common Stock Rights evidenced by this Series B Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                    Signature

                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                    exercise the Series B Right Certificate.)

To HEICO CORPORATION:

The undersigned hereby irrevocably elects to exercise ________________ Common Stock Rights represented by this Series B Right Certificate to purchase the Series B Preferred Shares issuable upon the exercise of such Common Stock Rights and requests that certificates for such Series B Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

                         (Please print name and address)

If such number of Common Stock Rights shall not be all the Common Stock Rights evidenced by this Series B Right Certificate, a new Series B Right Certificate for the balance remaining of such Common Stock Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

                         (Please print name and address)

Dated: _____________ ___, _____

                                    Signature
Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies that the Common Stock Rights evidenced by this Series B Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                    Signature
NOTICE
The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Series B Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Common Stock Rights evidenced by this Series B Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT C

                   SUMMARY OF COMMON STOCK RIGHTS TO PURCHASE

                                PREFERRED SHARES

Effective November 2, 2003, the Board of Directors of Heico Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Common Stock Right") for each outstanding share of common stock, par value $0.01 per share (the "Common Shares") outstanding on November 2, 2003 (the "Common Stock Record Date"). Each Common Stock Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $0.01 per share (the "Series B Preferred Shares"), of the Company, at a price of $45.00 per one one-hundredth of a Preferred Share (the "Series B Purchase Price"), subject to adjustment. The description and terms of the Common Stock Rights will be set forth in a Rights Agreement (the "Rights Agreement") between the Company and SunTrust Bank, as Rights Agent (the "Rights Agent").

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Common Shares or
(ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Common Stock Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Common Stock Rights attached thereto.

The Agreement provides that, until the Distribution Date, the Common Stock Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Common Stock Rights), new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Common Stock Rights), the surrender for transfer of any certificates for Common Shares, even without such notation or a copy of this Summary of Rights to Purchase Series B Preferred Stock being attached thereto, will also constitute the transfer of the Common Stock Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Common Stock Rights ("Series B Right Certificates") will be mailed to holders of record of the Common Shares as of the Close of Business on the Distribution Date and such separate Series B Right Certificates alone will evidence the Common Stock Rights.

The Common Stock Rights are not exercisable until the Distribution Date. The Common Stock Rights will expire on November 2, 2013 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Common Stock Rights are earlier redeemed by the Company, in each case, as described below.

The Series B Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Common Stock Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Common Stock Rights and the number of one one-hundredth of a Preferred Share issuable upon exercise of each Common Stock Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Common Stock Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 100 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to an aggregate payment of 100 times the aggregate payment made per Common Share. Each Preferred Share will have 100 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Common Stock Right should approximate the value of one Common Share.

From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Common Stock Rights evidenced by this Series B Right Certificate are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Common Stock Rights shall become void, and any holder of such Common Stock Rights shall thereafter have no right to exercise such Common Stock Rights.

In the event that, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Common Stock Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Common Stock Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Common Stock Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Common Stock Right, other than Common Stock Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Common Stock Right. If the Company does not have sufficient Common Shares to satisfy such obligation to issue Common Shares, or if the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Common Stock Right an amount of cash or securities equivalent in value to the Common Shares issuable upon exercise of a Common Stock Right; provided that, if the Company fails to meet such obligation within 30 days following the later of (x) the first occurrence of an event triggering the right to purchase Common Shares and (y) the date on which the

Company's right to redeem the Common Stock Rights expires, the Company must deliver, upon exercise of a Common Stock Right but without requiring payment of the exercise price then in effect, Common Shares (to the extent available) and cash equal in value to the difference between the value of the Common Shares otherwise issuable upon the exercise of a Common Stock Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Common Shares to permit the issuance of Common Shares upon the exercise in full of the Common Stock Rights.

At any time after any Person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding Common Shares, the Board of Directors of the Company may exchange the Common Stock Rights (other than Common Stock Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share per Common Stock Right (subject to adjustment).

With certain exceptions, no adjustment in the Series B Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Series B Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the time any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Common Stock Rights in whole, but not in part, at a price of $0.01 per Common Stock Right (the "Redemption Price"). The redemption of the Common Stock Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Common Stock Rights, the right to exercise the Common Stock Rights will terminate and the only right of the holders of Common Stock Rights will be to receive the Redemption Price.

The terms of the Common Stock Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Common Stock Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Common Stock Rights (other than the Acquiring Person and its Affiliates and Associates).

Until a Common Stock Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Common Stock Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

                                    EXHIBIT D

               Form of Series C Preferred Stock Right Certificate

Certificate No. R-                       _______ Class A Common Stock Rights

NOT EXERCISABLE AFTER NOVEMBER 2, 2013 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE CLASS A COMMON STOCK RIGHTS ARE SUBJECT TO REDEMPTION AT $0.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, CLASS A COMMON STOCK RIGHTS THAT ARE OR WERE ACQUIRED OR BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ANY ASSOCIATES OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH CLASS A COMMON STOCK RIGHTS MAY BECOME NULL AND VOID.

                           Series C Right Certificates

                                HEICO CORPORATION

This certifies that _______________________, or registered assigns, is the registered owner of the number of Class A Common Stock Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 2, 2003 (the "Rights Agreement"), between Heico Corporation, a Florida corporation (the "Company"), and SunTrust Bank (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Miami, Florida time, on November 2, 2013, at the principal office of the Rights Agent, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series C Junior Participating Preferred Stock, par value $0.01 per share (the "Series C Preferred Shares"), of the Company, at a purchase price of $39.00 per one one-hundredth of a Series C Preferred Share (the "Series C Purchase Price"), upon presentation and surrender of this Series C Right Certificates with the certification and the Form of Election to Purchase duly executed. The number of Class A Common Stock Rights evidenced by this Series C Right Certificates (and the number of one one-hundredth of a Series C Preferred Share which may be purchased upon exercise hereof) set forth above, and the Series C Purchase Price set forth above, are the number and Series C Purchase Price as of November 2, 2003, based on the Series C Preferred Shares as constituted at such date. As provided in the Rights Agreement, the Series C Purchase Price and the number of one one-hundredth of a Preferred Share which may be purchased upon the exercise of the Class A Common Stock Rights evidenced by this Series C Right Certificates are subject to modification and adjustment upon the happening of certain events.

From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Class A Common Stock Rights are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Class A Common Stock Rights shall become void, and any holder of such Class A Common Stock Rights shall thereafter have no right to exercise such Class A Common Stock Rights.

This Series C Right Certificates is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Series C Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the offices of the Rights Agent.

This Series C Right Certificate, with or without other Series C Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Series C Right Certificates or Series C Right Certificates of like tenor and date evidencing Class A Common Stock Rights entitling the holder to purchase a like aggregate number of Series C Preferred Shares as the Class A Common Stock Rights evidenced by the Series C Right Certificates or Series C Right Certificates surrendered shall have entitled such holder to purchase. If this Series C Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Series C Right Certificate or Series C Right Certificates for the number of whole Class A Common Stock Rights not exercised.

Subject to the provisions of the Rights Agreement, at the Company's option, the Class A Common Stock Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $0.01 per Right or (ii) may be exchanged in whole or in part for shares of the Company's Common Stock, par value $0.01 per share, or Series C Preferred Shares.

No fractional Series C Preferred Shares will be issued upon the exercise of any Class A Common Stock Right or Class A Common Stock Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Series C Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Series C Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Class A Common Stock Right or Class A Common Stock Rights evidenced by this Series C Right Certificate shall have been exercised as provided in the Rights Agreement.

                      [Balance of Page Intentionally Blank]

This Series C Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _______________, ____.

Attest:                                     HEICO CORPORATION

                                            By:
                                               ------------------------------
Countersigned:                              Title:
                                                  ---------------------------

--------------------------------
Rights Agent

By:
   -----------------------------
       Authorized Signature

               Form of Reverse Side of Series C Right Certificate

                               FORM OF ASSIGNMENT
                (To be executed by the registered holder if such
           holder desires to transfer the Series C Right Certificate.)

FOR VALUE RECEIVED _________________________________ hereby sells, assigns and transfers unto ____________________________________________________ (Please
print name and address of transferee) this Series C Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________, Attorney, to transfer the within Series C Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: _____________ ___, _____

                                    Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies that the Class A Common Stock Rights evidenced by this Series C Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                    Signature

                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                    exercise the Series C Right Certificate.)

To HEICO CORPORATION:

The undersigned hereby irrevocably elects to exercise ________________ Class A Common Stock Rights represented by this Series C Right Certificate to purchase the Series C Preferred Shares issuable upon the exercise of such Class A Common Stock Rights and requests that certificates for such Series C Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

                         (Please print name and address)

If such number of Class A Common Stock Rights shall not be all the Class A Common Stock Rights evidenced by this Series C Right Certificate, a new Series C Right Certificate for the balance remaining of such Class A Common Stock Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

                         (Please print name and address)

Dated: _____________ ___, _____
                                    Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

The undersigned hereby certifies that the Class A Common Stock Rights evidenced by this Series C Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

                                    Signature
NOTICE
The signature in the foregoing Forms of Assignment and Election must conform to the name as written upon the face of this Series C Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Class A Common Stock Rights evidenced by this Series C Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

                                    EXHIBIT E

                          SUMMARY OF RIGHTS TO PURCHASE

                            SERIES C PREFERRED SHARES

Effective November 2, 2003, the Board of Directors of Heico Corporation (the "Company") declared a dividend of one preferred share purchase right (a "Class A Common Stock Right") for each outstanding share of common stock, par value $0.01 per share (the "Class A Common Shares") outstanding on November 2, 2003 (the "Record Date"). Each Class A Common Stock Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series C Junior Participating Preferred Stock, par value $0.01 per share (the "Series C Preferred Shares"), of the Company, at a price of $39.00 per one one-hundredth of a Preferred Share (the "Series C Purchase Price"), subject to adjustment. The description and terms of the Class A Common Stock Rights will be set forth in a Rights Agreement (the "Rights Agreement") between the Company and SunTrust Bank, as Rights Agent (the "Rights Agent").

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 15% or more of the outstanding Class A Common Shares or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding Class A Common Shares (the earlier of such dates being called the "Distribution Date"), the Class A Common Stock Rights will be evidenced, with respect to any of the Class A Common Share certificates outstanding as of the Record Date, by such Class A Common Share certificate with a copy of this Summary of Rights to Purchase Series C Preferred Stock attached thereto.

The Agreement provides that, until the Distribution Date, the Class A Common Stock Rights will be transferred with and only with the Class A Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Class A Common Stock Rights), new Class A Common Share certificates issued after the Record Date or upon transfer or new issuance of Class A Common Shares will contain a notation incorporating the Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Class A Common Stock Rights), the surrender for transfer of any certificates for Class A Common Shares, even without such notation or a copy of this Summary of Rights to Purchase Series C Preferred Stock being attached thereto, will also constitute the transfer of the Class A Common Stock Rights associated with the Class A Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Class A Common Stock Rights ("Series C Right Certificates") will be mailed to holders of record of the Class A Common Shares as of the Close of Business on the Distribution Date and such separate Series C Right Certificates alone will evidence the Class A Common Stock Rights.

The Class A Common Stock Rights are not exercisable until the Distribution Date. The Class A Common Stock Rights will expire on November 2, 2013 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Class A Common Stock Rights are earlier redeemed by the Company, in each case, as described below.

The Series C Purchase Price payable, and the number of Series C Preferred Shares or other securities or property issuable, upon exercise of the Class A Common Stock Rights are subject to adjustment from

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time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series C Preferred Shares,
(ii) upon the grant to holders of the Series C Preferred Shares of certain rights or warrants to subscribe for or purchase Series C Preferred Shares at a price, or securities convertible into Series C Preferred Shares with a conversion price, less than the then current market price of the Series C Preferred Shares or (iii) upon the distribution to holders of the Series C Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Series C Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Class A Common Stock Rights and the number of one one-hundredth of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Class A Common Shares or a stock dividend on the Class A Common Shares payable in Class A Common Shares or subdivisions, consolidations or combinations of the Class A Common Shares occurring, in any such case, prior to the Distribution Date.

Series C Preferred Shares purchasable upon exercise of the Class A Common Stock Rights will not be redeemable. Each Preferred Share will be entitled to a quarterly dividend payment of 100 times the dividend declared per Class A Common Share. In the event of liquidation, the holders of the Series C Preferred Shares will be entitled to an aggregate payment of 100 times the aggregate payment made per Class A Common Share. Each Preferred Share will have 10 votes, voting together with the Class A Common Shares. In the event of any merger, consolidation or other transaction in which Class A Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Class A Common Share. These rights are protected by customary antidilution provisions.

Because of the nature of the Series C Preferred Shares' dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Class A Common Share.

From and after the occurrence of an event described in Section 11(a)(ii) of the Rights Agreement, if the Class A Common Stock Rights evidenced by this Series C Right Certificates are or were at any time on or after the earlier of (x) the date of such event and (y) the Distribution Date (as such term is defined in the Rights Agreement) acquired or beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Class A Common Stock Rights shall become void, and any holder of such Class A Common Stock Rights shall thereafter have no right to exercise such Class A Common Stock Rights.

In the event that, at any time after a Person becomes an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Class A Common Stock Rights beneficially owned by the Acquiring Person and its Affiliates and Associates (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Class A Common Shares having a market value of two times the exercise price of the Right. If the Company does not have sufficient Class A Common Shares to satisfy such obligation to issue Class A Common Shares, or if the Board of Directors so elects, the Company shall deliver upon payment of the exercise price of a Right an amount of cash or securities equivalent in value to the Class A Common Shares issuable upon exercise of a Right; provided that, if the Company fails to meet such obligation within 30 days following

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

the later of (x) the first occurrence of an event triggering the right to purchase Class A Common Shares and (y) the date on which the Company's right to redeem the Class A Common Stock Rights expires, the Company must deliver, upon exercise of a Right but without requiring payment of the exercise price then in effect, Class A Common Shares (to the extent available) and cash equal in value to the difference between the value of the Class A Common Shares otherwise issuable upon the exercise of a Right and the exercise price then in effect. The Board of Directors may extend the 30-day period described above for up to an additional 60 days to permit the taking of action that may be necessary to authorize sufficient additional Class A Common Shares to permit the issuance of Class A Common Shares upon the exercise in full of the Class A Common Stock Rights.

At any time after any Person becomes an Acquiring Person and prior to the acquisition by any person or group of a majority of the outstanding Class A Common Shares, the Board of Directors of the Company may exchange the Class A Common Stock Rights (other than Class A Common Stock Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Class A Common Share per Right (subject to adjustment).

With certain exceptions, no adjustment in the Series C Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Series C Purchase Price. No fractional Series C Preferred Shares will be issued (other than fractions which are integral multiples of one one-thousandth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Series C Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the time any Person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Class A Common Stock Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Class A Common Stock Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Class A Common Stock Rights, the right to exercise the Class A Common Stock Rights will terminate and the only right of the holders of Class A Common Stock Rights will be to receive the Redemption Price.

The terms of the Class A Common Stock Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Class A Common Stock Rights, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Class A Common Stock Rights (other than the Acquiring Person and its Affiliates and Associates).

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Class A Common Stock Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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